Exhibit 5



                                WESTPOINT STEVENS



                               September 10, 1998


Christopher N. Zodrow
Vice President and Secretary



WestPoint Stevens Inc.
507 West Tenth Street
West Point, Georgia  31833

Gentlemen:

            I have acted as counsel to WestPoint Stevens Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the issuance of up to 1 million shares of the Company's common stock, par value $0.01 per share ("Common Stock"), pursuant to the WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan (such plan referred to as the "Plan").

            In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

            Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the shares of Common Stock when issued and delivered in accordance with the Plan will be validly issued, fully paid and nonassessable.


            The opinion herein is limited to the corporate laws of the State of Delaware and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

            I consent to the use of this opinion as an exhibit to the Registration Statement.

            This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person


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WestPoint Stevens Inc.
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September 10, 1998



and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without any prior written consent except as noted above.


                                                  Very truly yours,

                                                  /s/ Christopher N. Zodrow

                                                  Christopher N. Zodrow




/psb